                                                                     Exhibit 3.2

                           SECOND AMENDED AND RESTATED

                                    BYLAWS OF

                             AMERICHOICE CORPORATION

                     (EFFECTIVE AS OF            , 2002)

                                   ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS.

         The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide, or, if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m. on the second Tuesday in May of each year or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

         SECTION 2. SPECIAL MEETINGS.

         Special meetings of the stockholders may be called at any time by any three members of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. Such meeting shall be held at such time and place, either within or without the State of Delaware, as is stated in the call and notice thereof.

         SECTION 3. NOTICE OF MEETINGS.

         Written notice of each meeting of stockholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each stockholder entitled to vote at or to notice of such meeting at the address shown on the books of the Corporation not less than ten (10) nor more than sixty
(60) days prior to such meeting unless such stockholder waives notice of the meeting. If an agreement of merger or consolidation or a sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation is to be considered at any annual or special meeting, the written notice shall state the purpose of such meeting and shall be given to the stockholders, whether or not entitled to vote thereon, not less than twenty (20) days before such meeting. Any stockholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting.

         Notice of any meeting may be given by the Secretary or the person or persons calling such meeting. No notice need be given of the time and place of the reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting, unless the adjournment is for more than thirty (30) days.

         SECTION 4. LIST OF STOCKHOLDERS.

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are (i) the stockholders entitled to examine the stock ledger, (ii) the stockholders listed on the books of the Corporation or (iii) entitled to vote in person or by proxy at any meeting of the stockholders.

         SECTION 5. QUORUM; REQUIRED STOCKHOLDER VOTE.

         A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the then outstanding voting shares are represented either in person or by proxy at such meeting. If a quorum is present, corporate action to be taken by stockholder vote, including the election of directors, shall be authorized in the manner specified in the Certificate of Incorporation of the Corporation, except as otherwise provided by law. Directors shall be elected in the manner specified in the Certificate of Incorporation. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding withdrawal of enough stockholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         SECTION 6. PROXIES.

         A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy.

         SECTION 7. ORGANIZATION.

         Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his absence by the President, or in his absence by a Vice Chairman, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 8. RECORD DATE.

         In order that the Corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of the determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 9. NOTICE OF STOCKHOLDER BUSINESS.

         At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days not more than ninety
(90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 10. NOTICE OF STOCKHOLDER NOMINEES.

         Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT") (including, without limitation, a copy of such person's written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the series, if any, class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10.

The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedure prescribed by this
Section 10, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nothing in this Section 10 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Securities Exchange Act.


                                   ARTICLE II
                                    DIRECTORS


         SECTION 1. POWER OF DIRECTORS.

         The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws.


         SECTION 2. CLASSIFICATION AND VOTING OF DIRECTORS.

         The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. In the event that the number of Directors shall not be evenly divisible by three, the Board of Directors shall determine in which group or groups the remaining Director or Directors, as the case may be, should be included. The term of office of each Director shall be three years; provided, however, that, of the new Board of Directors named below the term of office of Directors in Group A shall expire at the first annual meeting of the stockholders after their election, the term of office of Directors in Group B shall expire at the second annual meeting of the stockholders after their election, and the term of office of Directors in Group C shall expire at the third annual meeting of the stockholders after their election. Election of Directors need not be by ballot. The Directors shall each be entitled to exercise one vote on all matters as to which the Board of Directors shall act.


         SECTION 3. INITIAL CLASSES

         The Board of Directors of the Corporation shall consist of eleven members, unless modified from time to time by the Board of Directors in connection with Section A of Article Fifth of the Corporation's Certificate of Incorporation. The names and initial classes of the Board of Directors are as follows:

Group A: Andre V. Duggin
         Boris Shapiro
         Jae L. Wittlich

Group B: Walter P. Lomax, Jr., M.D.
         Jess E. Sweely
         Richard Tadler
         Kelley L. Buchanan

Group C: Robert W. Daly
         Edgar G. Rios

         Anthony Welters
         Robert L. McGinnis


         SECTION 4. MEETINGS OF THE BOARD OF DIRECTORS; NOTICE OF MEETINGS;
                    WAIVER OF NOTICE.

         The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of stockholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two directors, unless the Board of Directors consists of one director, in which case special meetings may be called by the sole director. Written notice of the time and place of such meetings shall be given to each director by first class mail or facsimile at least four (4) days before the meeting or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Delaware.


         SECTION 5. QUORUM; VOTE REQUIREMENT.

         A majority of the number of directors last fixed by the stockholders shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the votes represented by directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.


         SECTION 6. ACTION OF BOARD OF DIRECTORS WITHOUT MEETING.

         Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.


         SECTION 7. REMOVAL.

         The Directors may be removed in accordance with the Certificate of Incorporation.


         SECTION 8. TELEPHONE CONFERENCE MEETINGS.

         Unless the Certificate of Incorporation otherwise provides, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.


         SECTION 9. COMMITTEES.

         The Board of Directors, by resolution adopted by a majority of all of the directors, may designate such committees as it deems necessary or desirable, unless otherwise provided below, each comprised of at least two Directors. Vacancies in the membership of such committees shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it and, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided that no committee shall have the authority of the Board of Directors in reference to the following matters: (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (2) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors.


         SECTION 10. EXECUTIVE COMMITTEE.

         There is hereby established an Executive Committee which shall consist of a number of directors fixed from time to time by the Board of Directors. The Board of Directors shall at the Board of Directors meeting immediately following the Corporation's annual meeting of stockholders, and may at such other time as the Board of Directors determines, elect the Directors who shall be members of the Executive Committee. Subject to Section 9 of this Article II, the Executive Committee shall have and may exercise all the authority of the Board of Directors as permitted by law. The Board of Directors shall elect the Chairman of the Executive Committee who shall preside at all meetings of the Executive Committee and shall perform such other duties as may be designated by the Executive Committee. The Board of Directors shall also elect one member of the Executive Committee as Vice Chairman of the Executive Committee who shall preside at Executive Committee meetings in the absence of the Chairman of the Executive Committee.


         SECTION 11. AUDIT COMMITTEE.

         There is hereby established an Audit Committee which shall be comprised of at least three directors, all of whom are independent of the management of the Corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All members of the audit committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be elected by the board of directors annually or until their successors shall be duly elected and qualified. The Audit Committee shall be empowered to take such actions and to perform such responsibilities delegated to it pursuant to the Audit Committee Charter from time to time in effect, as adopted by resolution of the Board of Directors. For the purpose of determination of eligibility, reference shall also be made to the rules of any exchange or quotation medium on which the Corporation's securities are listed or quoted. The Board of Directors shall elect the Chairman of the Audit Committee who shall preside at all meetings of the Audit Committee and shall perform such other duties as may be designated by the Audit Committee.


         SECTION 12. COMPENSATION COMMITTEE.

         There is hereby established a Compensation Committee which shall consist of a number of directors fixed from time to time by the Board of Directors. The Compensation Committee shall be empowered to recommend to the Board of Directors compensation for the Corporation's officers and executives (including salary and other benefits). No director who is an officer or employee of the Corporation shall be eligible to be a member of the Compensation Committee. For the purpose of determination of eligibility, reference shall also be made to the rules of any exchange or quotation medium on which the Corporation's securities are listed or quoted. The Board of Directors shall at the Board of Directors meeting immediately following the Corporation's annual meeting of stockholders, and may at such other time as the Board of Directors determines, elect members of the Compensation Committee. The Board of Directors shall elect the Chairman of the Compensation Committee who shall preside at all meetings of the Compensation Committee and shall perform such other duties as may be designated by the Compensation Committee.


         SECTION 13. COMPENSATION.

         Compensation for the directors shall be determined by the Board of Directors; provided, that no officer of the Corporation who is also a director shall receive any compensation which would otherwise be payable to such person as a director. All directors, including a director who is also an officer, shall be entitled to recover reasonable out-of-pocket expenses relating to such person's serving as a director.


                                   ARTICLE III
                                    OFFICERS


         SECTION 1. EXECUTIVE STRUCTURE OF THE CORPORATION.

         The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed or until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


         SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders and shall have such additional powers and duties as the Board of Directors assigns to him.


         SECTION 3. VICE CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Vice Chairman of the Board of Directors shall act in the absence or disability of the Chairman of the Board of Directors.


         SECTION 4. CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer shall have responsibility for the general direction of the business, policies and affairs of the Corporation, and such other duties as the Board of Directors assigns him.


         SECTION 5. PRESIDENT.

         The President shall supervise the management of the day-to-day business of the Corporation, subject to the direction of the Board of Directors.


         SECTION 6. VICE PRESIDENTS.

         Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order of their seniority) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.


         SECTION 7. SECRETARY AND ASSISTANT SECRETARIES.

         The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant

Secretaries in the order of their seniority) shall perform the duties and exercise the powers of the Secretary. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.


         SECTION 8. TREASURER AND ASSISTANT TREASURERS.

         The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order of their seniority) shall perform the duties and exercise the powers of the Treasurer.


         SECTION 9. OTHER DUTIES AND AUTHORITY.

         Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the Chief Executive Officer.


         SECTION 10. REMOVAL OF OFFICERS.

         Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer's removal in breach of a contract of employment.


         SECTION 11. COMPENSATION.

         The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV
                                      STOCK


         SECTION 1. STOCK CERTIFICATE.

         The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented, and the date of issue; and which shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


         SECTION 2. TRANSFER OF STOCK.

         Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "CANCELED" and filed with the permanent stock records of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.


         SECTION 3. REGISTERED STOCKHOLDERS.

         The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                    ARTICLE V
                        DEPOSITORIES, SIGNATURES AND SEAL


         SECTION 1. DEPOSITORIES.

         All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.


         SECTION 2. CONTRACT AND DEEDS.

         All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President, the Chief Executive Officer or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.


         SECTION 3. SEAL.

         The seal of the Corporation shall be as follows:

                  If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.


                                   ARTICLE VI
                                 INDEMNIFICATION


         SECTION 1. RIGHT TO INDEMNIFICATION.

         The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director of officer of the Corporation (or other entity) and shall inure to the benefit of his heirs, executors and administrators. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.


         SECTION 2. POWER OF INDEMNIFICATION.

         The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding, by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification may be continued as to a person who has ceased to be an officer, employee or agent of the Corporation (or other entity) and shall inure to the benefit of his heirs, executors and administrators.


         SECTION 3. PREPAYMENT OF EXPENSES.

         The Corporation shall pay the expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.


         SECTION 4. PAYMENT OF INDEMNIFICATION.

         If a claim for indemnification or payment of expenses under this
Article VI is not paid in full by the Corporation within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter file suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.


         SECTION 5. INDEMNIFICATION NOT EXCLUSIVE.

         The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this
Article VI shall not be exclusive
of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.


         SECTION 6. INSURANCE.

         The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


         SECTION 7. OTHER INDEMNIFICATION.

         The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.


         SECTION 8. AMENDMENT OR REPEAL.

         Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE VII
                                    DIVIDENDS


         SECTION 1. PAYMENT OF DIVIDENDS.

         Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.


         SECTION 2. RESERVE FUND.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Except as provided by the Certificate of Incorporation, any bylaw (including these Bylaws) may be adopted, amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the shares then entitled to vote.


                                   ARTICLE IX
                                  MISCELLANEOUS

         CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.